Exhibit 23.1

THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA 98103
206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
Seattle, WA

We have audited the balance sheets of AMERICAN SIERRA GOLD CORP. (FORMERLY C.E. ENTERTAINMENT, INC.) an exploration stage company, as at JULY 31, 2012 and 2011, the statements of earnings and deficit, stockholders’ deficiency and cash flows for the years then ended and the period from inception January 30, 2007 to JULY 31, 2012. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMERICAN SIERRA GOLD CORP. (FORMERLY C.E. ENTERTAINMENT, INC.) an exploration stage company, as of JULY 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended, including the period from inception January 30, 2007 to July 31, 2012, in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2, the company’s significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thomas J Harris

Thomas J Harris, CPA
Seattle, WA
December 11, 2012